   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001
                                                   REGISTRATION NO.333-________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               THE PANTRY, INC.
            (Exact name of registrant as specified in its charter)

                     Delaware                        56-1574463
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)         Identification No.)

                                 P.O. Box 1410
                              1801 Douglas Drive
                        Sanford, North Carolina  27331
                                (919) 774-1600

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _______________

                    THE PANTRY, INC. 1998 STOCK OPTION PLAN
                    THE PANTRY, INC. 1999 STOCK OPTION PLAN
                           (Full title of the plans)

                                William T. Flyg
                            Chief Financial Officer
                                 P.O. Box 1410
                              1801 Douglas Drive
                        Sanford, North Carolina  27331
                                (919) 774-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________

                                  COPIES TO:
                            Byron B. Kirkland, Esq.
                            Jason L. Martinez, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP
                        2500 First Union Capitol Center
                         Raleigh, North Carolina 27601
                                (919) 821-1220

                                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES          AMOUNT TO BE           PROPOSED MAXIMUM         PROPOSED MAXIMUM      AMOUNT OF REGISTRATION FEE
 TO BE REGISTERED            REGISTERED(1)         OFFERING PRICE PER       AGGREGATE OFFERING
                                                        SHARE(2)                   PRICE
------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01          5,100,000                   $8.84                  $45,084,000                  $11,271
par value per share)         (1,275,000 under the
                             1998 Stock Option Plan
                             and 3,825,000 under
                             the 1999 Stock Option
                             Plan)
------------------------------------------------------------------------------------------------------------------------------

      (1) Plus such indeterminate number of shares as may be issued pursuant to certain antidilution provisions contained in the plans.
      (2) Pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for the Company's Common Stock reported on the Nasdaq Stock Market on February 15, 2001.
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                               EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in each of the Plans as required by Rule 428(b) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by The Pantry, Inc. (the "Registrant") with the Commission are incorporated by reference into this Registration Statement:

     (1) Annual Report on Form 10-K for the fiscal year ended September 28,
     2000;

     (2) Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2000; and

     (3) Registration Statement on Form 8-A dated April 19, 1999 and amended June 4, 1999 (Amendment No. 1) and June 11, 1999 (Amendment No. 2) containing a description of the Common Stock of the Company.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits us to indemnify our officers and directors against liabilities they may incur in such capacities, including liabilities under the Securities Act. Subsection (a) of
Section 145 empowers us to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers us to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company shall have power to purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the Company would have the power to indemnify him or her against such liabilities under Section 145.

     Our bylaws provide that the Company may indemnify its directors and officers and we may enter into agreements which indemnify our directors to the full extent permitted by law. These agreements, among other things, indemnify our directors for expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by such person in any action or proceeding, including but not limited to any action by or in the right of the Company, on account of services as a director of the Company, or as a director or officer of any other company or enterprise to which the person provides services at our request. We have also purchased liability insurance covering our directors and officers.

     Our certificate of incorporation provides that our directors shall not be liable for monetary damages for breach of such director's fiduciary duty of care to the Company and its stockholders except for liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal or state securities or environmental laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number    Description of Exhibit
------    ----------------------
4.1 (1)   Specimen Common Stock Certificate

4.2 (2)   Amended and Restated Certificate of Incorporation.

4.3 (3)   Amended and Restated Bylaws.

5.1 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of the Common Stock registered hereby.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1 hereto).

23.2      Consent of Deloitte & Touche LLP.

24.1      Powers of Attorney (included on the signature page hereto).

99.1(4)   The Pantry, Inc. 1999 Stock Option Plan

99.2(5)   The Pantry, Inc. 1998 Stock Option Plan

___________________
(1) Incorporated by reference to the exhibit designated by exhibit number 3 in The Pantry's Registration Statement on Form 8-A, as amended.
(2) Incorporated by reference to the exhibit designated by exhibit number 3.3 in The Pantry's Registration Statement on Form S-1, as amended (Registration No. 333-74221) (the "Form S-1").
(3) Incorporated by reference to the exhibit designated by exhibit number 3.4 in the Form S-1.
(4) Incorporated by reference to the exhibit designated by exhibit number 10.32 in the Form S-1.
(5) Incorporated by reference to the exhibit designated by exhibit number 10.1 in The Pantry's Quarterly Report on Form 10-Q for the quarterly period ended December 25, 1997.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sanford, State of North Carolina, on February 12, 2001.

                                           THE PANTRY, INC.


                                            By: /s/ Peter J. Sodini
                                                ------------------------------
                                                Peter J. Sodini, President and
                                                Chief Executive Officer

                              POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Sodini and William T. Flyg, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on February 16, 2001.

SIGNATURE                    TITLE

/s/ Peter J. Sodini              President, Chief Executive Officer and Director
-----------------------------    (Principal Executive Officer)
Peter J. Sodini

/s/ William T. Flyg              Senior Vice President, Finance, Chief Financial
-----------------------------    Officer and Secretary (Principal Financial
William T. Flyg                  Officer)

/s/ Joseph J. Duncan             Controller (Principal Accounting Officer)
-----------------------------
Joseph J. Duncan

/s/ Peter M. Starrett            Director
-----------------------------
Peter M. Starrett

/s/ Charles P. Rullman, Jr.      Director
-----------------------------
Charles P. Rullman, Jr.

/s/ Todd W. Halloran             Director
-----------------------------
Todd W. Halloran

/s/ Jon D. Ralph                 Director
-----------------------------
Jon D. Ralph

/s/ Edfred L. Shannon, Jr.       Director
-----------------------------
Edfred L. Shannon, Jr.

/s/ Hubert E. Yarborough, III    Director
-----------------------------
Hubert E. Yarborough, III

                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
------    ----------------------
4.1 (1)   Specimen Common Stock Certificate

4.2 (2)   Amended and Restated Certificate of Incorporation

4.3 (3)   Amended and Restated Bylaws

5.1 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the legality of the Common Stock registered hereby.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1 hereto).

23.2      Consent of Deloitte & Touche LLP.

24.1      Powers of Attorney (included on the signature page hereto).

99.1(4)   The Pantry, Inc. 1999 Stock Option Plan

99.2(5)   The Pantry, Inc. 1998 Stock Option Plan

________________
(1) Incorporated by reference to the exhibit designated by exhibit number 3 in The Pantry's Registration Statement on Form 8-A, as amended.
(2) Incorporated by reference to the exhibit designated by exhibit number 3.3 in the Form S-1.
(3) Incorporated by reference to the exhibit designated by exhibit number 3.4 in the Form S-1.
(4) Incorporated by reference to the exhibit designated by exhibit number 10.32 in the Form S-1.
(5) Incorporated by reference to the exhibit designated by exhibit number 10.1 in The Pantry's Quarterly Report on Form 10-Q for the quarterly period ended December 25, 1997.